Silicon Valley Bank

EXHIBIT 10.51

Amendment to Loan Documents

Borrower:	APPLIED IMAGING CORP.
Address:	2380 Walsh Avenue
Santa Clara, CA 95051

Dated as of March 24, 2004

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower hereby agree to amend the Loan and Security Agreement between them, dated September 28, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Limited Waiver. Silicon and Borrower agree that solely Borrower’s failure to comply with the Minimum Tangible Net Worth financial covenant set forth in Section 5 of the Schedule to the Loan Agreement for the reporting period ended December 31, 2003, the reporting period ended January 31, 2004, and the reporting period ended February 29, 2004 (collectively, the “Designated Default”) hereby is waived. It is understood by the parties hereto, however, that the foregoing waiver of the Designated Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any related document.

2. Limited Consent. Anything in Sections 6(5) and 6(6) of the Schedule to Loan Agreement to the contrary notwithstanding, Silicon hereby consents to the delivery by Borrower of the monthly unaudited financial statements solely for the month ended January 31, 2004 and related monthly Compliance Certificate as soon as available after the respective 30th day after such month-end but in any event not later than March 31, 2004. It is understood by Borrower, however, that such consent does not constitute a waiver of any failure of Borrower to comply with Sections 6(5) and 6(6) of the Schedule to the Loan Agreement in respect of monthly unaudited financial statements and related monthly Compliance Certificates for any other month, nor a waiver of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive compliance, in the future, with Sections 6(5) and 6(6) of the Schedule to the Loan Agreement in respect of monthly unaudited financial statements and related monthly

Silicon Valley Bank	Amendment to Loan Documents

Compliance Certificates for any other month, or any other provision or term of the Loan Agreement or any other Loan Document.

3. Modification of TNW Base Amount and TNW Capital Increase. The portion of Section 5 of the Schedule to Loan Agreement that currently reads as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A) during the period commencing on August 1, 2003 and ending on August 31, 2003, $1,800,000;

(B) during the period commencing on September 1, 2003 and ending on September 30, 2003, $2,600,000;

(C) during the period commencing on October 1, 2003 and ending on October 31, 2003, $1,900,000;

(D) during the period commencing on November 1, 2003 and ending on November 30, 2003, $1,500,000;

(E) during the period commencing on December 1, 2003 and ending on December 31, 2003, $3,100,000;

(F) during the period commencing on January 1, 2004 and ending on January 31, 2004, $2,400,000;

(G) during the period commencing on February 1, 2004 and ending on February 29, 2004, $1,900,000;

(H) during the period commencing on March 1, 2004 and ending on March 31, 2004, $3,000,000;

(I) during the period commencing on April 1, 2004 and ending on April 30, 2004, $2,300,000;

Silicon Valley Bank	Amendment to Loan Documents

(J) during the period commencing on May 1, 2004 and ending on May 31, 2004, $1,800,000;

(K) during the period commencing on June 1, 2004 and ending on June 30, 2004, $3,400,000;

(L) during the period commencing on July 1, 2004 and ending on July 31, 2004, $2,700,000;

(M) during the period commencing on August 1, 2004 and ending on August 31, 2004, $2,100,000;

(N) from and after September 1, 2004, $4,100,000.

The term “TNW Capital Increase” means, as of any date of determination, the greater of (a) $-0- and (b) 50% of all consideration (if any) received after August 31, 2003 for equity securities and subordinated debt of the Borrower. In no event shall the amount of the TNW Capital Increase be decreased.

Notwithstanding the foregoing, the minimum Tangible Net Worth which Borrower shall be required to maintain at December 31, 2003 shall be $2,200,000.

hereby is amended and restated in its entirety to read as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A) during the period commencing on March 1, 2004 and ending on March 31, 2004, $1,000,000;

(B) from and after April 1, 2004, such amounts as are established by Silicon in its

Silicon Valley Bank	Amendment to Loan Documents

good faith business judgment based on the Additional Projections (defined below).

The term “TNW Capital Increase” means, as of any date of determination, the greater of (a) $-0- and (b) 50% of all consideration (if any) received from and after March 1, 2004 for equity securities and subordinated debt of the Borrower. In no event shall the amount of the TNW Capital Increase be decreased.

Borrower and Silicon hereby acknowledge and agree that, on March 19, 2004, Borrower delivered to Silicon a set of financial projections with respect to the projected financial condition of Borrower for each month through the end of the month during which the Maturity Date (as set forth in Section 4 of this Schedule) is scheduled to occur, which projections Silicon will use in connection with Silicon’s establishing (in its good faith business judgment) financial covenant levels for April 2004 and each month thereafter with respect to Section 5 of this Schedule (the “Additional Projections”). Borrower hereby acknowledges and agrees that: (x) the information in the Additional Projections as required above is to be used by the Silicon in order to establish certain financial covenant levels, with respect to Section 5 of this Schedule, for later periods during the term of this Agreement; (y) such a process introduces uncertainty as to the amounts required for Borrower’s financial covenant compliance in the future; and (z) regardless of any such uncertainty, however, Borrower knowingly and without reservation agrees to the foregoing procedure and fully understands that Events of Default may arise from Borrower’s non-compliance with such later-established amounts.

4. Fee. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $2,500 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

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5. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

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Silicon Valley Bank	Amendment to Loan Documents

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

APPLIED IMAGING CORP.		SILICON VALLEY BANK

By	/s/ Carl Hull	By	/s/ Chitra Suriyanarayanan

	President or Vice President	Title	Account Manager

By	/s/ Barry Hotchkies

Secretary or Ass’t Secretary